Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Nos. 333-3946 and 333-3948 of Home Building Bancorp, Inc. on Form S-8, of our report dated November 8, 2000 contained in the Annual Report to Shareholders under
Exhibit 13 to Home Building Bancorp, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.




/s/ Crowe, Chizek and Company LLP
-----------------------------------
Crowe, Chizek and Company LLP

Indianapolis, Indiana
November 8, 2000


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